UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                                   TO

                             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): December 20, 2007

                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
              (State or other jurisdiction of incorporation)

    000-20175                                       01-0469607
   (Commission                                     (IRS Employer
   File Number)                                  Identification No.)


             1292 Hammond Street, Bangor, Maine           04401
        (Address of principal executive offices)       (Zip Code)

                           (207) 942-5273
                   Registrant's telephone number,
                         including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))


                                 1




Section 1		Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2007, Nyer Medical Group, Inc. (the "Registrant") entered into the First Amended and Restated Agreement with D.A.W., Inc. ("D.A.W."), an 80%- owned subsidiary of the Registrant, the other stockholders of D.A.W., and a stockholder of F.M.T. Franchise Co., Inc. ("F.M.T."), another 80%-owned subsidiary of the Registrant (the "Amended Agreement"). Pursuant to the Amended Agreement, the Registrant will acquire from the other stockholders of D.A.W. the remaining 20% of D.A.W.'s outstanding common stock not already owned by the Registrant.

Upon the closing of the transactions under the Amended Agreement, in consideration for the remaining 20% of D.A.W.'s outstanding common stock, the Registrant will pay and issue to the other D.A.W. stockholders the following:
(i)	an aggregate cash payment of $1,750,000 (which the Registrant will borrow from D.A.W. and which it is anticipated will be funded to D.A.W. by one of its
suppliers), (ii)	shares of a newly-created series of convertible Class B
preferred stock which would initially be convertible into 218,000 shares of the Registrant's common stock, subject to adjustment, and which will have the same aggregate voting rights as the Registrant's outstanding Class A and Class B preferred stock currently held by the members of the Samuel Nyer family,
(iii)	promissory notes in the aggregate principal amount of $350,000, and
(iv)	convertible promissory notes in the aggregate principal amount of
$1,500,000 which would be convertible into common stock of the Registrant at an initial conversion price of $1.84 per share, subject to adjustment.

The acquisition of the remaining 20% of D.A.W.'s outstanding common stock and the other transactions contemplated by the Amended Agreement are subject to the approval of the Registrant's shareholders. In connection with a shareholders' meeting to be held for such approval, the members of the Samuel Nyer family, which control a majority of the Registrant's voting securities, have entered into a Voting Agreement with the Registrant and Mr. Mark Dumouchel, pursuant to which the Samuel Nyer family has granted a proxy to Mark Dumouchel to vote their shares in favor of the transactions contemplated by the Amended Agreement. Because the Samuel Nyer family controls approximately 61% of the voting power of the Registrant, as a result of the Voting Agreement, approval of the Amended Agreement transactions is assured unless there is a breach such Voting Agreement.

As conditions to the closing of the acquisition of the remaining 20% of D.A.W.'s outstanding common stock as contemplated by the Amended Agreement, prior to or concurrent with closing of such transactions, the following related events must occur:

*	F.M.T. will be merged into D.A.W.;

*	Karen L. Wright will resign as the Registrant's President (but she will continue to serve as Vice President of Finance, Secretary and Treasurer) and Mark Dumouchel will be appointed President and CEO of the Registrant;

*	Dr. Kenneth Nyer, Mr. Donald Lewis and Ms. Karen Wright will resign from the Registrant's Board of Directors and Mark Dumouchel and David Dumouchel will be appointed to the Registrant's Board of Directors;


                                        2
*	The Registrant and/or D.A.W. will enter into employment agreements with each of Messrs. Mark Dumouchel, David Dumouchel, Wayne Gunter, Donato Mazzola and Michael Curry (collectively, the "Certain Minority Shareholders", together with Lucille Curry, collectively, the "Minority Shareholders") and grant each of the Certain Minority Shareholders 12,000 options;

*	The Registrant will enter into a Registration Rights Agreement with respect to certain shares of common stock of the Registrant to be held by the Minority Shareholders or to be issued to them upon conversion of the preferred stock and notes or exercise of options described above; and

*	The Registrant will purchase from members of the Samuel Nyer family all of the outstanding shares of the Registrant's Class A preferred stock and Class B preferred stock held by them (which represents all of the issued and outstanding shares of such preferred stock) in exchange for a promissory note in the amount of $400,000.

It is also a condition to the Minority Shareholders' to complete the transactions under the Amended Agreement that they purchase from Nyle International Corp., a corporation controlled by Samuel Nyer, 597,827 shares of the Registrant's common stock.

On December 20, 2007, the Registrant also entered into a Preferred Stock Purchase and Sale Agreement with the members of the Samuel Nyer family (the "Purchase and Sale Agreement") pursuant to which the Registrant has agreed to purchase all of the outstanding shares of the Registrant's Class A preferred stock and Class B preferred stock held by members of the Samuel Nyer family (which represents all of the issued and outstanding shares of such preferred stock) in exchange for a promissory note in the amount of $400,000. The Registrant's purchase of the preferred stock under this agreement is subject to the satisfaction or waiver of the conditions to closing under the Amended Agreement. If this transaction and the other transactions contemplated by the Amended Agreement are consummated, the result would be a change of control of the Registrant.

The Company entered into the Amended Agreement in order to allow for a series of transactions, which, when completed together with other related transactions (by and between the Registrant and the family of Samuel Nyer), will satisfy the Registrant's obligations under an agreement entered into by the parties in August 2006 (as disclosed in the Registrant's Form 8-K filed on August 9, 2006) which in relevant part extended until as late as July 2007, the Company's obligations under a 1996 shareholders agreement to purchase of the minority shareholders' interest in F.M.T. and D.A.W. for a payment of $4 million in immediately available funds.







                                           3





WARNING REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Statements in this Current Report which are not strictly historical including, but not limited to, statements regarding the events that will happen upon closing of the transactions described above, are "forward-looking" statements which are subject to many risks and uncertainties. These include the failure to satisfy the closing conditions set forth in the Amended Agreement and/or the Purchase and Sale Agreement, a significant delay in the closing for any reason, and business uncertainty before closing. The Registrant does not undertake any obligation to update these forward-looking statements.

Section 9 	Financial Statements and Exhibits.

Item 9.01 	Financial Statements and Exhibits.

Exhibits

10.1	First Amended and Restated Agreement, dated as of December 20, 2007, by and among the Registrant, D.A.W., Inc., certain stockholders of D.A.W. and a stockholder of F.M.T.

10.2	Preferred Stock Purchase and Sale Agreement, dated as of December 20,
2007, by and among the Registrant and the sellers named therein.

10.3	Voting Agreement, dated as of December 20, 2007, by and among the
Registrant, Mark Dumouchel, as proxy, certain stockholders of D.A.W. and a stockholder of F.M.T.


























                                                   4

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of December 2007.
                                                 NYER MEDICAL GROUP, INC.
                                                 By:	    /s/Karen Wright

                                                         Name:  Karen Wright
                                                         Title:  	President








































                                                        5




Exhibit

10.1	First Amended and Restated Agreement

FIRST AMENDED AND RESTATED AGREEMENT

       THIS FIRST AMENDED AND RESTATED AGREEMENT (the "Amended Agreement") is made as of the 20th day of December, 2007 by and among Nyer Medical Group, Inc. ("Nyer"), a Florida corporation, D.A.W., Inc. ("D.A.W."), a Massachusetts corporation and each of the persons listed on Schedule A hereto (collectively the "Sellers" and each a "Seller"). Nyer, D.A.W. and the Sellers are collectively referred to as the "Parties" and each a "Party".

       WHEREAS, on or about August 5, 1996, Nyer and the Sellers entered into a Shareholders' Agreement (the "Shareholders' Agreement") providing in relevant part for Nyer's purchase of the Sellers' interest (the "Shares") in D.A.W and F.M.T. Franchise Co., Inc. ("F.M.T.") to be completed on or before August 5, 2006;
       WHEREAS, on or about August 9, 2006, at Nyer's request, Nyer and the Sellers entered into an Agreement (the "Agreement") which in relevant part extended until as late as July 15, 2007, Nyer's obligations to complete the purchase of the Shares with payment of $4 million in immediately available funds;
       WHEREAS, Nyer has to date been unable to satisfy its purchase obligations under the Agreement;

       WHEREAS, this Amended Agreement is entered into in order to allow for a series of transactions, which when completed and fully realized upon will, together with other related transactions, by and between Nyer and the family of Samuel Nyer (the "Nyer Family"), the Nyer Family and the Sellers, and the Sellers and Nyle International, Inc. ("Nyle"), satisfy Nyer's obligations under the Agreement and the Shareholders' Agreement.

      WHEREAS, the Nyer Family owns an aggregate of one hundred percent of the currently issued and outstanding Preferred Stock (the "Outstanding Preferred Stock") of Nyer, constituting all of the outstanding Preferred Stock of Nyer, which Outstanding Preferred Stock is to be redeemed by Nyer.

       WHEREAS, Nyle holds more than 19.63% percent of the issued and outstanding common stock (the "Common Stock") of Nyer.

       WHEREAS, Nyer has requested that the Sellers accept as part of the payment for the Shares a new Series 2 of the outstanding Class B Preferred Stock (the "Class B2 Preferred Stock") to be issued by Nyer, which will with the other consideration set forth in Section 1.3 and as otherwise provided hereunder, when fully realized upon over the extended period of time, together constitute the value to be received by the Sellers for the Shares.

       NOW, THEREFORE, the Parties hereto agree to amend and restate the Agreement as follows:
ARTICLE 1.

SALE AND PURCHASE OF SHARES

       Section 1.1. Sale and Purchase. Subject to the terms and conditions of this Amended Agreement, Nyer will purchase at the Closing (as defined below) and the Sellers will sell at the Closing, that number of Shares set forth opposite each Seller's name on Exhibit 1.1 hereto for consideration, including the purchase price, as further provided below.
        Section 1.2. Closing. The purchase and sale of the Shares shall take place at the office of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109 at such time as the Parties mutually agree upon orally or in writing (which time and place are designated as the "Closing") as soon as possible following satisfaction of the conditions precedent set forth in Article 6 of this Amended Agreement, but in any event no later than February 4, 2008, unless otherwise extended, as provided in Section 7.1 below. At the Closing, the Sellers shall deliver to Nyer certificates representing the Shares conveying good and marketable title to the Shares, free and clear of all encumbrances, security interests, estates of superior title, liens, taxes, claims, liabilities, options, commitments, charges, covenants, conditions, restrictions or other obligations of whatsoever kind, quantity or nature, whether accrued, absolute, contingent or otherwise which affect title to the Shares ("Encumbrances"), against payment of the purchase price and other consideration as provided below. Nyer and the Sellers shall have executed and delivered to each other such other stock powers, documents, instruments, agreements and certificates as may reasonably be needed to carry out the transactions contemplated by this Amended Agreement, including such documents, instruments and agreements as their respective counsel may reasonably request in connection therewith.

      Section 1.3. Purchase Price. At the Closing, Nyer will deliver or cause to be delivered, to the Sellers each of the following, which together and as provided hereunder when fully realized upon over the extended period of time will constitute payment of the purchase price: (a) $1,750,000 (the "Cash Payment") in immediately available funds to be delivered by D.A.W. pro-rata to the Sellers in accordance with their proportionate ownership of the Shares; (b) All shares of Class B2 Preferred Stock, which Class B2 Preferred Stock will constitute all of the issued and outstanding shares of Preferred stock of Nyer following the redemption of the Outstanding Preferred Stock and which will require Nyer to convert the Class B2 Preferred Stock on or following the third anniversary of the Closing, but for certain exceptions as provided for on
Exhibit 1.3(c) hereto, into an aggregate of 218,000 shares of Nyer Common Stock on a fully diluted basis and other rights as more specifically provided at
Exhibit 1.3(b) hereto; (c) An original assignable promissory note issued and executed by Nyer made payable to the Sellers in the amount of $350,000 (the "$350,000 Note"), in the form attached hereto as Exhibit 1.3(c); and (d) An original assignable convertible promissory note issued and executed by Nyer made payable to the Sellers in the amount of $1,500,000 (the "Convertible Note") in the form attached hereto as Exhibit 1.3(d).
ARTICLE 2.

ACKNOWLEGEMENTS, REPRESENTATIONS AND WARRANTIES OF THE SELLERS

       Section 2.1.  	Representations and Warranties of the Sellers.
       (a)	Representations and Warranties of Sellers.  Each Seller represents and warrants to Nyer, as to himself only, that the statements contained in this
Section 2.1 are to his actual knowledge, after reasonable investigation, correct and complete as of the date of this Amended Agreement and will be correct and complete as of the Closing.
       (b)	Authority of Transaction.  Each Seller is of legal age and has full capacity to execute and deliver this Amended Agreement and perform his obligations hereunder.  This Amended Agreement has been duly executed and delivered by each Seller, and this Amended Agreement constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect affecting creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.
       (c)	Non-Contravention.  Neither the execution and delivery by each
Seller of this Amended Agreement nor the consummation by each Seller of the transactions contemplated hereby, will, with or without the giving of notice or passage of time, or both, (i) conflict with, or result in a breach or violation of, or constitute a default under any applicable law, (ii) require any authorization or approval of, or filing with, any governmental agency, authority or other body or any other person or entity, or (iii) conflict with or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any Encumbrances upon the Shares pursuant to any provision of, any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness or other contract or agreement or any order by which each Seller is bound, or to which it is a party.
       (d)	Legal Proceedings.  No suit, action or other proceeding, or
injunction or judgment or other order is pending or, to any of the Sellers'
knowledge, threatened before any court or governmental or regulatory official or agency or arbitrator, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Amended Agreement or the consummation of the transactions contemplated hereby.
       (e)	Title to Shares.  Each Seller owns and has, and at the Closing will own and have, good and marketable title to the Shares, free and clear of all
Encumbrances.
       (f)	Valid Issuance; Absence of Restrictions.  The Shares that are being purchased by Nyer hereunder have been duly authorized and validly issued and constitute fully paid and nonassessable shares of D.A.W. and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.  All of the Shares were issued and acquired by the Sellers and/or its predecessor in interest in compliance with the applicable laws and have been held continuously by each Seller since the issuance of the Shares.  There are no options, warrants or other rights, agreements, arrangements or commitments of any character other than the
Shareholders' Agreement to which any Seller is a party relating to the pledge, disposition or voting of any of the Shares, and there are no voting trusts or voting agreements with respect to the Shares.
       (g)	Disclosure.  To the best of each Seller's knowledge, neither this
Amended Agreement nor any other documents or certificates delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
       (h)	Investment Representations and Warranties.  Each Seller, as to
itself only, represents and warrants to Nyer:
        (i)	Seller has been furnished with all materials relating to Nyer and its proposed activities which Seller has requested as specifically identified on Exhibit 2.1(h)(i). (including, without limitation, public filings of Nyer and all documents and other items related to the transactions contemplated by this Amended Agreement) and has been afforded the opportunity to obtain any additional information necessary to evaluate an investment in Nyer.  The foregoing, however, does not limit or modify the representations or information relating to Nyer contained in this Amended Agreement.
       (ii)	Nyer has answered all inquiries made by Seller concerning Nyer and its proposed activities, or any other matters relating to the transactions contemplated herein and the proposed operations of Nyer.
        (iii) Other than as set forth in this Amended Agreement, the
Convertible Note, the Registration Rights Agreement and the Employment
Agreements, as defined below, no representations or warranties have been made to Seller by Nyer, or by its officers or employees with respect to the intended business of Nyer, the financial condition, prospects, profitability, operations and/or potential of Nyer, and/or the economic or any other aspects of the consequences of an investment in Nyer.
       (iv)	The Convertible Note, the Class B2 Preferred Stock, and any
securities issued in connection with the conversion of the Convertible Note or the Class B2 Preferred Stock (collectively, the "Securities") are
"restricted securities" and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law, and such Seller is or will be acquiring the Securities as principal for its own account and not with a view to or for distributing such Securities or any part thereof, has no present intention of distributing any of such
Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Seller's right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).
       (v)	Such Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.
        (vi) Such Seller is or will not be purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

       Section 2.2.  Acknowledgment of Sellers.  Each Seller, as to itself only, understands and acknowledges that:
	(a)	The Securities are being offered and sold without registration under the Securities Act in reliance upon applicable exemptions under the Securities
Act.  The availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations, warranties and acknowledgments which are made by Sellers herein and in any other information furnished by Seller to Nyer, and the same may be relied upon by Nyer for securities law purposes.
	(b)	There is a limited established market for the common stock of Nyer and it is possible that no greater public market for its securities will develop.
	(c)	Since the offering of the Securities have not been registered under the Securities Act or any state securities laws or regulations, the Securities will be restricted securities which must be held for an indefinite period of time unless they are subsequently so registered or an exemption from such registration is available.
	(d)	In addition to the restrictions on transferability set forth herein, each Seller further covenants and agrees to the following transfer restrictions with respect to the Securities.  Each Seller will not, directly or indirectly, make short sales (as such term is defined in Rule 3b-3 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")) of any Securities, or any options, rights, warrants or other securities convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for such Securities, until a registration statement covering the resale to the public of the Securities is prepared and declared effective by the Securities and Exchange Commission.


ARTICLE 3.

ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF NYER
       Section 3.1.  Representations and Warranties of Nyer.  Nyer represents and warrants to the Sellers that the statements contained in this Article 3 are to its actual knowledge, after reasonable investigation, correct and complete as of the date of this Amended Agreement and will be correct and complete as of the Closing.  These representations are qualified by the disclosures made on the schedules referenced in this section (the "Disclosure Schedules"). If a disclosure is made on one schedule it shall be deemed to be made on all
Disclosure Schedules where such disclosure is relevant.
       (a)	Organization of Nyer.  Nyer is a corporation duly organized, validly existing, and in good standing in the State of Florida.  Nyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.  Nyer has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  Nyer has delivered to the Sellers, correct and complete copies of its charter and bylaws (as amended to date).  Nyer is not in default under or in violation of any provision of its charter or bylaws.
       (b)	Authorization of Transaction.  Nyer has the full power and authority to execute and deliver this Amended Agreement and to perform its obligations hereunder.  Subject to execution, delivery and authorization of the Sellers and
D.A.W., and the approval of the shareholders of Nyer, the execution, delivery and performance of this Amended Agreement and all other agreements contemplated hereby to be executed by Nyer, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and constitute the valid and legally binding obligations of Nyer, enforceable in accordance with their terms and conditions, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect affecting creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.  The issuance, sale and delivery of the $350,000 Note, the D.A.W. Note, the Class B2 Preferred Stock, the various
Employment Agreements and the Convertible Note and the delivery of shares of
Common Stock upon exercise of the options granted under the Employment
Agreements and conversion of the Class B2 Preferred Stock and the Convertible
Note, have been duly authorized by all necessary corporate action on the part of Nyer, and such shares of Common Stock have been duly reserved for issuance.
The shares of Common Stock issuable upon exercise of the options granted under the Employment Agreements, conversion of the Class B2 Preferred Stock and the conversion of the Convertible Note, when issued, will be duly and validly issued, fully paid and non-assessable, free of any preemptive rights under applicable law or Nyer's articles of incorporation or similar rights pursuant to any agreement to which Nyer is a party.  Nyer's Board of Directors has determined that the documents and transactions contemplated by this Amended
Agreement are in the best interests of Nyer and its shareholders, has resolved to recommend that all holders of Nyer shares vote in favor of the adoption of this Amended Agreement and has directed that this Amended Agreement and the transactions contemplated hereby be submitted to Nyer's shareholders for adoption at a duly held meeting of such shareholders.  Nyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, stock exchange or any other person in order to consummate the transactions contemplated by this Amended
Agreement, except for those which it will give, make or obtain with respect to the Securities and Exchange Commission and Nasdaq Stock Market LLC in a timely fashion at the appropriate time with respect to the transactions contemplated by this Amended Agreement, or otherwise as set forth on Exhibit 3.1(b) hereto.
       (c)	Non-Contravention.  Neither the execution and the delivery of this
Amended Agreement, nor the consummation of the transactions contemplated hereby, will, with or without the giving of notice or the passage of time, or both, violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, stock exchange or court to which Nyer is subject or  conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which Nyer is a party or by which it is bound or to which any of its assets is subject.
       (d)	Legal Proceedings.  No suit, action or other proceeding or judgment or other order is pending or, to Nyer's knowledge, threatened before any court or governmental or regulatory official or agency or arbitrator, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Amended Agreement or the consummation of the transactions contemplated hereby.
       (e)	Capitalization.  The authorized capital stock of Nyer consists of
25,000,000 shares of Common Stock of which 3,978,199 are outstanding, and
2,505,000 shares of  Preferred Stock consisting of 5,000 authorized shares of
Class A Preferred Stock, of which 2,000 are outstanding and 2,500,000 authorized shares of Class B Preferred Stock, of which 1,000 shares are outstanding as of the date hereof.  All of the issued and outstanding shares of
Common Stock and Outstanding Preferred Stock are validly issued and are fully paid, non-assessable and free of preemptive rights.  Except as disclosed in the
Form 10-K for the fiscal year ended June 30, 2007, Form 10-Q for the quarter ended September 30, 2007 or as set forth on Exhibit 3.1(e) hereof, as of the date hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Nyer or any subsidiary of Nyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Nyer or obligating Nyer or any subsidiary of
Nyer to grant, extend or enter into any agreement or commitment to do so, (ii)
no voting trusts, proxies or other agreements or understandings to which Nyer or any subsidiary of Nyer is a party or is bound with respect to the voting of any shares of capital stock of Nyer, and (iii) Nyer has no obligation
(contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make an other distribution in respect thereof.  No bonds, debentures, notes or other indebtedness of Nyer having the right to vote on any matters on which shareholders may vote are issued or outstanding.  All of the issued and outstanding Preferred stock of Nyer is held of record by the Nyer Family, as of the date hereof, which shares of Outstanding Preferred Stock will be duly redeemed and cancelled prior to the Closing.  The Class B2 Preferred Stock will be authorized by the Nyer Board of Directors, in compliance with all applicable rules, laws, obligations and restrictions, which Class B2 Preferred Stock will then constitute all outstanding Preferred stock of Nyer on the date of issuance and the Company will not issue any additional Preferred stock without the unanimous consent of the holders of the then outstanding Class B2 Preferred
Stock.  Upon issuance the Class B2 Preferred Stock shall be validly issued and fully paid, non-assessable and free of pre-emptive rights. Without limiting the foregoing or Exhibit 1.3(b), the terms and conditions of the Class B2
Preferred Stock shall be fully and legally exercisable by the Sellers and shall have all other rights, powers and interest in accordance with its terms; and
further provided that, as of the date of the Closing (after giving effect to the transactions contemplated herein), the Class B2 Preferred Stock shall have the same amount and number of aggregate voting rights and powers as the
Outstanding Preferred Stock held as of the date hereof, which rights and powers shall not be modified without the unanimous agreement of the Sellers.
       (f)	Subsidiaries. Each subsidiary of Nyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where any failure would not result in a Material Adverse
Change, as defined below, individually or in the aggregate, on Nyer and its subsidiaries and except as disclosed on Exhibit 3.1(f) hereof. Each subsidiary of Nyer is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not result in a Material Adverse Change of Nyer and its subsidiaries, as disclosed on Exhibit 3.1(f) hereof. All of the outstanding shares of capital stock of each subsidiary of Nyer, other than the Shares, are validly issued, fully paid, non-assessable and free of preemptive rights, and are owned by Nyer, free and clear of any liens, claims or encumbrances except as set forth on Exhibit
3.1(f) hereof.  Except as disclosed on Exhibit 3.1(f) hereof, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer ownership or other rights with respect to any shares of capital stock of any subsidiary of Nyer, including any right of conversion or exchange under any outstanding security, instrument or agreement.
       (g)	Reports and Financial Statements.  Since June 2002, Nyer has filed or furnished with the Securities and Exchange Commission all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by it under each of the Securities
Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations hereunder, except as identified in Exhibit 3.1(g).  Neither Nyer's Form 10-K for the fiscal year ended June 30, 2007 nor Nyer's Form 10-Q for the quarter ended September 30, 2007, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of Nyer included in such reports (collectively, "Nyer's Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and the rules and standards of the Public Company Accounting
Oversight Board ("PCAOB") and fairly present the financial position of Nyer and its subsidiaries as of the dates thereof and the results of operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.  Nyer's
Financial Statements (including the related notes, where applicable) complied in all material respects with the published rules and regulations of the
Securities and Exchange Commission with respect thereto.  To the knowledge of
Nyer, there is no applicable accounting rule, consensus or pronouncement that has been adopted by the Securities and Exchange Commission, PCAOB, the
Financial Accounting Standards Board, the Emerging Issues Task Force or any
similar body but is not in effect as of the date hereof that, if implemented, would reasonably be expected to have a Material Adverse Change on Nyer.
       (h)	Absence of Undisclosed Liabilities. Except as disclosed in Nyer's
Form 10-Q for the quarter ended September 30, 2007, neither Nyer nor any of its subsidiaries had at September 30, 2007, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise)
of any nature, except: (i) liabilities, obligations or contingencies which:  (A)
are accrued or reserved against in Nyer's Financial Statements or reflected in the notes thereto, or (B) were incurred after September 30, 2007 and were incurred in the ordinary course of business and consistent with past practices;
(ii) Liabilities, obligations or contingencies which (A) would not, in the aggregate, be expected to result in a Material Adverse Change on Nyer and its subsidiaries, or (B) have been discharged or paid in full prior to the date hereof; and (C) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Nyer and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.
       (i)	Internal Controls.  Nyer (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the
Exchange Act) to ensure that material information required to be disclosed by
Nyer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms and is accumulated and communicated to Nyer's management as appropriate to allow timely decisions regarding required disclosure, (ii) has disclosed, based on its most recent evaluation of its internal control over financial reporting (as defined in
Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to Nyer's auditors and the audit committee of the Nyer Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect Nyer's ability to record, process, summarize and report financial information, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Nyer's internal control over financial reporting, (iii) maintains a system of internal control over financial reporting which is reasonably sufficient in all material respects to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, (B) that receipts and expenditures are executed in accordance with the authorization of management, and (C)
regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Nyer assets that would materially affect Nyer's Financial
Statements.  Since the date of his or her last certification filed with the
Securities and Exchange Commission, neither the chief executive officer nor the chief financial officer of Nyer has become aware of any fact, circumstance or change that is reasonably likely to result in a "significant deficiency" or a "material weakness" in Nyer's internal control over financial reporting.
       (j)	Compliance with Laws.  The businesses of each of Nyer and its subsidiaries have been conducted in compliance with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees, arbitration awards, agency requirements, licenses and permits of all governmental entities and applicable stock markets, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change on Nyer and its subsidiaries.
       (k)	Accuracy of Information.  To the best of Nyer's knowledge, neither this Amended Agreement nor any other documents or certificates delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.  The information to be included in the proxy statement (the "Proxy
Statement") to be delivered to Nyer's shareholders in accordance with any required approvals of the transactions contemplated by this Amended Agreement or any other related transactions involving the Nyer Family or Nyle submitted to Nyer's shareholders or in any other document filed with any other government entity  in connection with the transactions contemplated by this Amended
Agreement or otherwise filed by Nyer following the date hereof and prior to the
Closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.
       (l)	Affiliate Transactions.    There are no transactions, contracts,
arrangements, commitments or understandings between Nyer or any its subsidiaries, on the one hand, and any of Nyer's affiliates (including immediate family members but other than wholly owned Nyer subsidiaries), on the other hand, that would be required to be disclosed by Nyer under Item 404 of Regulation S-K under the Securities Act, except as set forth in Nyer's
Annual Report on Form 10-K for the year ended June 30, 2007.  There are no outstanding loans or other extensions of credit made by Nyer or any of its subsidiaries to any executive officer (as defined in Rule 3b-7 under the
Exchange Act) or director of Nyer.  Nyer has not, since the enactment of the
Sarbanes-Oxley Act, taken any action prohibited by Section 402 of such Act.
       (m)	Anti-takeover Provisions. To the knowledge of Nyer, no "control share," "fair price" or other anti-takeover law or regulation is applicable to this Amended Agreement or the transactions contemplated hereby.

ARTICLE 4.

PRE-CLOSING COVENANTS

       Section 4.1.  Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Amended Agreement and the
Closing.
       (a)	General.  Each of the Parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Amended Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 6 below) and the making of all filings identified in Section 3.1(b) above, in order that the Closing may occur as soon as possible, but in any event before
February 4, 2008.
       (b)	Notices and Consents.  As identified on Exhibit 4.1(b), each of the responsible Parties will give any notices to third parties, and will cause them to use their best efforts to obtain any third-party consents, that may be necessary in connection with the matters referred to in Article 6 below. Each of  the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required in order to consummate the transactions contemplated hereby.
       (c)	Exclusivity. None of the Parties will: (i) solicit, initiate or encourage the submission of any proposal or offer relating to the transactions described herein, acquisition of any Nyer stock, acquisition of any of the
Shares or any substantial portion of the assets of Nyer or D.A.W. (including any acquisition structured as a merger, consolidation, or share exchange);
or (ii) participate in any discussions or negotiations. regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt to do or seek any of the foregoing.  Neither
Nyer nor the Sellers will vote their shares in D.A.W. in favor of any acquisition structured as a merger, consolidation, or share exchange, except as approved by all the Parties hereto.  The Parties will immediately contact each other upon receiving any proposal, offer, inquiry, or contact with respect to any of the foregoing.  Notwithstanding the foregoing, in the event that Nyer receives an unsolicited bona fide written proposal for a transaction from a third party, Nyer may furnish non-public information to, and negotiate with, such third party; provided that Nyer (i) provides prior written notice to the
Sellers, (ii) such third party enters into a confidentiality agreement reasonably acceptable to the Sellers and (iii) Nyer's Board of Directors shall have concluded in good faith, based on the advice of an investment banker, that such transaction may reasonably be expected, if consummated, to result in a transaction more favorable to Nyer and its shareholders than the transactions contemplated hereby.  In considering any other transaction, the Nyer Board of
Directors shall be required to consider all obligations of Nyer under the
Shareholders' Agreement to be outstanding and not superseded by this Amended
Agreement.  Nothing in this Section 4.1(c) shall prohibit the Board of Directors of Nyer from refusing to make, withdrawing, qualifying, conditioning or modifying its recommendation of the transactions contemplated by this Amended
Agreement if there exists an alternative transaction and the Board of Directors of Nyer determines in good faith that any failure to do so would be inconsistent with the best interests of the shareholders of Nyer; provided, however, that the Board of Directors of Nyer has provided the Sellers with five business days prior written notice of its intent to effect such withdrawal, modification, qualification, conditioning or refusal to recommend (which notice shall include the reasonable details regarding the cause for, and the nature of, such withdrawal, modification, qualification, conditioning or refusal to recommend) and, if requested by the Sellers, negotiated in good faith with the Sellers during such five business day period regarding revisions to this
Amended Agreement that would avoid such withdrawal, modification, qualification, conditioning or refusal to recommend (it being agreed that any amendment to the consideration or any material term of such alternative transaction shall require a new notice and a new five business day period).  If
Nyer enters into such an alternative transaction, the Sellers shall have the right to terminate this Amended Agreement.
       (d)	Proxy Statement.  As promptly as practicable after the execution of this Amended Agreement, Nyer will prepare and file with the Securities and
Exchange Commission a mutually acceptable Proxy Statement.   Nyer will respond
to any comments of the Securities and Exchange Commission, will use its best efforts to have the Proxy Statement cleared by the Securities and Exchange
Commission as promptly as practicable after such filing and, thereafter, will cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time.  As promptly as practicable after the date hereof, Nyer will prepare and file any other filings required under the Exchange Act, the
Securities Act and any other Federal, foreign or Blue Sky laws relating to the transactions contemplated by this Amended Agreement to the extent possible based upon the information timely provided to Nyer following its request to the relevant parties ("Other Filings").  Nyer will notify the Sellers promptly upon the receipt of any comments from the Securities and Exchange Commission or its staff and of any request by the Securities and Exchange Commission or its staff or any other government officials for amendments or supplements to the Proxy
Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between Nyer or any of its representatives, on the one hand, and the Securities and Exchange Commission, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing.  The Proxy Statement and the Other
Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.  Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, Nyer will promptly inform the Sellers of such occurrence and cooperate in filing with the Securities and Exchange
Commission or its staff or any other government officials, and mailing to shareholders of Nyer such amendment or supplement (if required by applicable law).  No amendment or supplement to the Proxy Statement shall be filed without the approval of the Sellers, which approval shall not be unreasonably withheld or delayed.  If, at any time prior to the Closing, Nyer should discover any information relating to it, or any of its affiliates, directors or officers, that should be set forth in an amendment or supplement to the Proxy Statement or Other Filings, so that the documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Nyer shall promptly notify the Sellers and an appropriate amendment or supplement describing such information shall be promptly filed with the Securities and Exchange Commission and, to the extent required by applicable law, disseminated to the shareholders of Nyer.  Nyer shall take any action required to be taken by it under any applicable state securities laws in connection with the issuance of the Class B2 Preferred Stock and the
Convertible Note.   The Proxy Statement shall include a statement to the effect that Nyer's Board of Directors has recommended that the shareholders of
Nyer  vote in favor of adoption and approval of the matters being voted upon.
       (e)	Meeting of Shareholders.   Promptly after the date hereof, Nyer
will take all action necessary to duly convene a meeting of its shareholders to be held as promptly as practicable, for the purpose of voting upon the transactions contemplated by this Amended Agreement and any related matters involving the Sellers, Nyle and the Nyer Family, to the extent required under applicable law and stock exchange rules.
       (f)	Public Disclosures.  Nyer will consult with the Sellers and agree on the contents and timing of issuance, before issuing any press release or otherwise making any public statement with respect to this Amended Agreement or any of the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by any listing agreement with a stock exchange, rules/regulations of the Securities and Exchange Commission or the Nasdaq Stock
Market LLC or, in the good faith judgment of a party based on advice of counsel, by applicable law, in which case reasonable efforts to consult with the Sellers will be made prior to such release or public statement.
       (g)	Notification of Certain Matters.  The Parties will give prompt notice to each other Party of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause
(i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing, (ii) any material failure by them to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Amended Agreement, in each case, such that the conditions set forth in Section 6.1 or 6.2, as the case may be, would not be satisfied as a result thereof, or in the case of Nyer only,
Nyer shall give prompt notice to the other Parties of any significant deficiencies or material weaknesses in the internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) of Nyer identified by Nyer or its auditors.  Notwithstanding the foregoing, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
       (h)	Nyle and the Sellers shall have entered into an agreement providing for Nyle's sale of its Common Stock to the Sellers and a voting agreement providing in relevant part for Nyle to timely vote all shares it holds in Nyer in favor of the transactions as described in this Amended Agreement and related transactions.
       (i)	Nyer shall have arranged for the Nyer Family to provide the Sellers with an executed voting agreement, which voting agreement shall provide in relevant part for each member of the Nyer Family to timely vote all shares he may hold in Nyer in favor of the transactions described in this Amended
Agreement and related transactions.
       (j)	The Sellers and D.A.W. shall take all action necessary to consummate the transactions contemplated by this Agreement based upon the timetable set forth herein, including, without limitation, obtaining the necessary board of director and shareholder (if applicable) votes required.

ARTICLE 5.

POST-CLOSING COVENANTS

       Section 5.1. Post-Closing Covenants. The Parties agree in case at any time after the Closing any further action is necessary to carry out the purposes of this Amended Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

ARTICLE 6.

CONDITIONS PRECEDENT TO THE PARTIES OBLIGATIONS TO PROCEED

       Section 6.1.  As conditions to the Closing, on or before the Closing, each of the following shall have occurred, or been waived, in whole or in part, by both Nyer and the Sellers and, as to D.A.W. only, with respect to items
6.1(d), 6.1(e),6.1(i), 6.1(j), 6.1(l) and 6.1(m):
       (a)	Execution and delivery by each of Nyer and the Sellers of a
registration rights agreement (the "Rights Agreement"), in the form attached hereto as Exhibit 6.1(a).
       (b)	Nyer shall have delivered to the Sellers: (i) evidence of Nyer shareholder approval, after a duly noticed and conducted meeting, of the approval of the transactions contemplated by this Amended Agreement above;
including an Oath of Inspector of Election and Affidavit of Mailing of Proxy
Materials; (ii) evidence of the appointment to Nyer's Board of Directors of
Mark Dumouchel for a full three year term and David Dumouchel for a the period remaining on Donald Lewis' term, effective upon the Closing; and (iii) evidence of the resignation from the Nyer Board of Directors, effective as of the
Closing, of  Donald Lewis, Dr. Kenneth Nyer and Karen Wright.
       (c)	Nyer shall have received and delivered to the Sellers evidence of the resignation of Karen Wright from each position at Nyer she holds other than
Chief Financial Officer, and an executed amendment to her existing employment agreement with Nyer reflecting the resignations.
       (d)	D.A.W. will have received funds in the amount of $1,750,000 on terms acceptable and from a source acceptable to D.A.W. and D.A.W. will have agreed to lend such funds to Nyer to provide the Cash Payment and to extend the current indebtedness of Nyer on terms as provided in the promissory note (the "D.A.W.
Note"), to be received by D.A.W. from Nyer at or prior to the Closing, in the form attached hereto as Exhibit 6.1(d).
       (e)	Execution and delivery by each of D.A.W., Nyer  and Messrs. Mark
Dumouchel, David Dumouchel, Wayne Gunter, Donato Mazzola and Michael Curry of
employment agreements, in the form attached hereto as Exhibits 6.1(e)(1), (2),
(3), (4), and (5) (each as "Employment Agreement" and together the "Employment
Agreements"), which shall include, without limitation, provisions for Nyer to grant each of the employees 12,000 nonqualified stock options.
       (f)	Nyer shall have delivered evidence of directors and officers liability insurance in effect for the Nyer Board of Directors and the Nyer officers, to the satisfaction of Mark Dumouchel.
       (g)	Nyer shall have delivered to the Sellers certified duly adopted resolutions of its Board of Directors authorizing Nyer to proceed with the multiple transactions and other matters provided in this Amended Agreement, including: (i) appointment of Mark Dumouchel as Chief Executive Officer and
President of Nyer; (ii) authority to Nyer to enter into the Employment
Agreements identified in 6.1(e) above; (iii) amendment to the Nyer By-laws to provide for a staggered Board of Directors consistent with that presently provided in Nyer's Articles of Incorporation; (iv) the redemption by Nyer of all Outstanding Preferred Stock and the authorization and issuance of Class B2
Preferred Stock; (v) any other action required to be authorized in connection with the transactions contemplated herein; (vi) ratifying the existence of the
Outstanding Preferred and representing the Board's determination that the
Outstanding Preferred are the only shares of Preferred Stock of Nyer issued and outstanding on the date hereof, that no other shares of Preferred stock of Nyer have previously been issued or redeemed, repurchased or cancelled, other than as disclosed on Exhibit 6.1(g) and the Outstanding Preferred have been duly and validly issued and authorized and constitute fully paid and non-assessable shares of stock of  Nyer
       (h)	To the extent required under applicable laws, rules and regulations and stock exchange rules a sufficient number of Nyle's and Nyer's shareholders shall have voted in favor of the transactions contemplated by this Amended
Agreement.
       (i)	The Board of Director's of D.A.W. (and, if applicable, D.A.W.'s shareholders) shall deliver certified duly adopted resolutions authorizing: (i)
the Amendment to D.A.W.'s By-laws to provide for two directors to be appointed to its Board of Directors by the Sellers and three directors to be appointed by the Nyer Board of Directors, providing that none of the Nyer designees shall be
Sellers (or any party related thereto within the third level of consaquinity);
(ii) D.A.W. to enter into the Employment Agreements as provided in Section
6.1(e) above; (iii) D.A.W. to borrow funds sufficient to loan $1,750,000 to
Nyer and on terms as provided in the D.A.W. Note; and (iv) any other action required to be authorized in connection with the transactions contemplated herein.
       (j)	F.M.T. shall have been merged into D.A.W.
       (k)	No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitration tribunal wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would:  (i)
prevent consummation of any of the transactions contemplated by this Amended
Agreement or (ii) cause any of the transactions contemplated by this Amended
Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).
       (l)	Nyer and D.A.W. shall have entered into an amended service
agreement, in a form no less favorable to Nyer than the existing service agreement between such parties.
       (m)	All actions to be taken by any of the Parties in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to each of the Parties who may be effected thereby.
       (n)	The Notices and Consents identified on Exhibit 4.1(b) shall have been made and obtained, respectively.
       (o)	The shares of Common Stock to be issued upon conversion of the
Convertible Note, conversion of the Class B2 Preferred Stock and/or exercise of the options contained in the Employment Agreements shall have been authorized for quotation on the Nasdaq Stock Market LLC or other necessary action required by the Nasdaq Stock Market LLC, shall have been taken in order to authorize the listing of such shares for trading on the Nasdaq Capital Market.
       (p)	Notification of Certain Matters.  Nyer will give prompt notice to the Sellers of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing, (ii) any material failure of Nyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Amended Agreement, in each case, such that the conditions set forth in Section 6.1 or 6.2, as the case may be, would not be satisfied as a result thereof, or any significant deficiencies or material weaknesses in the internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) of Nyer identified by Nyer or its auditors.  Notwithstanding the foregoing, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
	(q) The Nyer Family and Nyer shall have consummated a transaction providing for Nyer's purchase from the Nyer Family of all of the Outstanding
Preferred Stock and each of the other matters set forth in the stock purchase agreement related thereto (including, without limitation, an executed voting agreement), which transaction shall not be consummated without each material condition precedent and provision thereof having been satisfied, including, the provision for and the actual assignment to the Sellers of all rights of
Nyer under such purchase and sale agreement to exercise all rights and remedies with respect to certain provisions of such agreement as provided in Exhibit
6.1(r).
	(r)	Nyer shall have arranged for the Nyer Family to provide the Sellers with an executed voting agreement, which voting agreement shall provide in relevant part for each member of the Nyer Family to timely vote all shares he may hold in Nyer in favor of the transactions described in this Amended
Agreement and related transactions.
       (s)	The monies in the amount of $625,000 payable to Nyle by the Sellers in consideration for the purchase of the Common Stock shall be delivered to the client account for the Nyer Family's counsel, upon receipt of direction of Nyle and the Nyer Family, in form and substance reasonably acceptable to the Sellers and Nyer.

       Section 6.2.  Conditions Precedent to the Sellers' Obligation to
Proceed.

On or before the Closing each of the following shall have occurred, or been waived, in whole or in part by the Sellers:
       (a)	The Sellers shall have received from counsel to Nyer or other counsel reasonably acceptable to the Sellers for the benefit of the Sellers an opinion concerning the matters listed on Exhibit 6.2(a) satisfactory in form and substance to the Sellers and dated as of the Closing.
       (b)	There shall not have occurred and be continuing any Material Adverse
Change from the condition thereof (financial and other) reflected in the most recent of Nyer's Financial Statements.  For purposes of this Amended Agreement,
"Material Adverse Change" shall mean any event which would reasonably be expected to (a) adversely affect, in any material respect, the validity or enforceability of this Amended Agreement or any other document contemplated hereby; or the likelihood of consummation of any of the transactions contemplated hereby, (b) result in a material adverse effect on the business, operations, management, properties or the condition (financial or other), or results of operations of Nyer and its subsidiaries taken as a whole (it being understood that (i) a reduction in the market value of the Common Stock shall not, in and of itself, constitute or be deemed to reflect a Material Adverse
Change, unless due to some action or inaction on the part of Nyer or any of its officers or directors, and (ii) changes in general economic conditions or in the industry of Nyer shall not constitute or be deemed to reflect a Material
Adverse Change), or (c) materially impair Nyer's ability to fulfill its obligations under the terms of this Amended Agreement or any other document contemplated hereby.
       (c)	Nyle and the Sellers shall have consummated a transaction providing for Nyle's sale of its Common Stock to the Sellers and each of the other matters set forth in the stock purchase agreement related thereto (including, without limitation, an executed voting agreement), which transaction shall not be consummated without each material condition precedent and provision thereof having been satisfied.

ARTICLE 7.

MISCELLANEOUS PROVISIONS

       Section 7.1. Extension of Closing Date. In the event that after making all filings with the Securities and Exchange Commission and Nasdaq Stock Market LLC, Nyer receives comments that may require it to take further action, which counsel for the Sellers believes may be accomplished in an acceptable period, then the Closing date may be extended by the Sellers to allow Nyer to expeditiously proceed towards Closing.

       Section 7.2. Entire Agreement; Survival. This Amended Agreement and the documents referred to herein as Exhibits constitute the entire agreement among the Parties and no Party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. This Amended Agreement shall when effective result in the satisfaction of the Parties' respective rights and obligations under the Agreement and Shareholders Agreement. As of the Closing, the service agreement related to the Shareholders' Agreement and the pledge agreement dated as of August 14, 2006 by Nyer in favor of D.A.W. shall be deemed terminated and of no further force and effect. All agreements, representations and warranties contained herein or made in writing on behalf of any Party hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Amended Agreement for a period of four years following the Closing. The recitals set forth at the beginning of this Amended Agreement are accepted by the Parties as constituting a necessary part of this Amended Agreement, which statements are acknowledged and agreed to by each Party. Further, it is agreed to by each Party that each element of consideration to be provided by Nyer to the Sellers is a necessary part of the entire consideration being provided hereunder and that absent the timely receipt by the Sellers of any portion of the consideration to be provided by Nyer and the realization thereon, the Sellers will be denied the benefit of this Amended Agreement and that partial or substituted performance will not be an acceptable remedy, whether by offer from Nyer or order of a court, as each portion of the consideration to be provided by Nyer hereunder must be timely and fully delivered and the realization thereon in order for the transactions proposed hereunder to be effective and to provide the Sellers with the benefits of the arrangement. In the event Nyer shall have failed to effectively and timely delivered any portion of the consideration to be provided by Nyer to the Sellers, or the Sellers are limited in their ability to exercise their rights, title and interest under the Rights Agreement, the Convertible Note, or the Class B2 Preferred Stock, then the Sellers at their election and sole and absolute discretion shall have the right to rescind some or all of the terms, transactions or components of this Agreement without limiting any further or alternative remedy they may have at law or equity.
Nyer shall have the obligation to pay any and all attorney fees, costs, disbursements and other expenses of the Sellers at such time as they may be incurred, in the event there is any claim, regardless of the merits thereof, arising from this Amended Agreement and related transactions or occurrence, including, without limitation, the Rights Agreement, the Convertible Note and the Class B2 Preferred Stock. The rights provided the Sellers in this
Section 7.2 shall not apply as to an individual Seller, in the event that the occurrence directly causing Nyer's non-performance is the direct result of the individual Seller's intentional and knowing breach of the law or knowing and intentional fraud occurring after the Closing.

       Section 7.3. Counterparts. This Amended Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Amended Agreement delivered by fax or telecopier shall be considered original signatures for purposes of effectiveness of this Amended Agreement.

       Section 7.4. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amended Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Amended Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amended Agreement, except as expressly provided in this Amended Agreement.

       Section 7.5. Notices. Unless otherwise provided, any notice required or permitted under this Amended Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or upon delivery by confirmed facsimile transmission, electronic transmission with confirmed receipt or nationally recognized overnight courier service or upon deposit with and delivery by the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Party to be notified at the address indicated for such Party on the signature page hereof, or at such other address as such Party may designate by ten (10) days' advance written notice to the other Parties.

       Section 7.6. Amendments and Waivers. Any term of this Amended Agreement may be amended and the observance of any term of this Amended Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers, D.A.W. and Nyer (or their successors or assigns). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Amended Agreement at the time outstanding, each future holder of all such securities, and the Sellers.

       Section 7.7. Severability. If one or more provisions of this Amended Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Amended Agreement and the balance of the Amended Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
       Section 7.8. Governing Law. This Amended Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the Commonwealth of Massachusetts without regard to choice of law considerations.

       Section 7.9. Jurisdiction. The Parties agree that jurisdiction and venue for any action arising out of, related to, or concerning this Amended Agreement as amended or modified shall be exclusively in the Business Litigation Session of the Superior Court for the Commonwealth of Massachusetts.

       Section 7.10. Construction. The language in this Amended Agreement will be deemed the language chosen by the Parties to express their mutual intent and no rule of strict construction will be applied against any party.
In this Amended Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders. The subject headings of the sections and subsections of this Amended Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

[Signatures appear on following page.]



































      IN WITNESS WHEREOF, the Parties to this Amended Agreement have duly executed it on the date first above written.

D.A.W., Inc.

By:   /s/ Mark Dumouchel
          Mark Dumouchel, President

Address:	President
		D.A.W., Inc.
		13 Water Street
		Holliston, MA  01746

Nyer Medical Group, Inc.

By:   /s/ Karen Wright
          Karen Wright, Chief Executive Officer

Address:  	Chief Executive Officer
       	Nyer Medical Group, Inc.
       	1292 Hammond Street
            Bangor, ME  04401

Sellers:

Name:    /s/Mark Dumouchel

Address:    3 Olde Surrey Lane
            Medway, MA 02053

Name:	   /s/David Dumouchel

Address:    3 Comstock Lane
            Topsfield, MA 01983

Name:    /s/Wayne D. Gunter

Address:    1 Sandlewood Lane
            Methuen, MA  01844

Name:	   /s/Michael F. Curry

Address:    32 Ledgeview Drive
            Norwood, MA  02062

Name:	   /s/Donato Mazzola

Address:    17 Gilbert Street
            W Newton, MA  02465

Name:	   /s/Lucille Curry

Address:    32 Ledgeview Drive
            Norwood, MA  02062

Exhibit
10.2	Preferred Stock Purchase and Sale Agreement

PREFERRED STOCK PURCHASE AND SALE AGREEMENT
      THIS AGREEMENT ("Preferred P&S") is made as of the 20th day of December, 2007, by and among Nyer Medical Group, Inc. ("Nyer" or "Buyer"), a Florida corporation having a principal place of business at 1292 Hammond Street, Bangor, Maine, 04401, on the one hand, and each member of the Samuel Nyer family listed on Exhibit A hereto (each a "Seller" and collectively, the "Sellers") on the other hand.
      WHEREAS, on or about August 5, 1996, the persons identified on Exhibit B hereto (the "Shareholder Group") and Nyer Medical Group, Inc. ("Nyer") entered into a Shareholders' Agreement (the "Shareholders' Agreement") providing in relevant part for Nyer's purchase of the Shareholder Group's interest in D.A.W., Inc. ("D.A.W.") and F.M.T. Franchise Co., Inc. ("F.M.T.") to be completed on or before July 15, 2006;
      WHEREAS, on or about August 9, 2006, the Shareholder Group and Nyer entered into an Agreement (the "Agreement") which in relevant part extended until as late as July 15, 2007, Nyer's obligations to complete the purchase with payment in immediately available funds;
      WHEREAS, Nyer has to date been unable to satisfy its purchase obligations under the Agreement;
      WHEREAS, simultaneously herewith, the Shareholder Group, D.A.W. and Nyer have entered into that certain Amended Agreement as found hereafter at Exhibit
C (the "Amended Agreement") providing for the completion of a series of transactions which, when completed and realized upon over time, will together satisfy Nyer's obligation under the Agreement and the Shareholders' Agreement, including, but without limitation, the transactions provided for in this Preferred P&S.
      WHEREAS, Sellers own an aggregate of one hundred percent of the issued and outstanding preferred stock (the "Preferred Stock") of Nyer, which constitutes all of the outstanding preferred stock of Nyer.
      WHEREAS, Nyer has agreed to purchase, and Sellers have agreed to sell, all of the outstanding Preferred Stock of Nyer at a purchase price of $100.00 for each share of Class A preferred and $200.00 for each share of Class B preferred, in the total amount of US$400,000.00 (Four Hundred Thousand United States Dollars) on the terms and subject to the conditions contained in this Preferred P&S.
ARTICLE 1.

SALE AND PURCHASE OF PREFERRED STOCK
      Section 1.1. Sale and Purchase. Subject to the terms and conditions of this Preferred P&S, Nyer agrees to purchase at the Closing (as defined in Section 1.2 below) and Sellers agree to sell to Nyer at the Closing, that number of shares of Preferred Stock set forth opposite each Seller's name on Exhibit A hereto for the purchase price set forth thereon. In consideration for the Preferred Stock, Nyer will issue a negotiable promissory note as of the Closing in the amount of $400,000 to Sellers, which will provide for interest earned at a rate of 7% per 365 day year, payable monthly, together with principal, and further providing for no pre-payment penalty (the "$400,000 Note"), the form of which is attached hereto as Exhibit D.
      Section 1.2. Closing. The purchase and sale of the Preferred Stock shall take place at the office of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, 02109, at such time or such other place as Sellers and Nyer mutually agree upon orally or in writing (which time and place are designated as the "Closing") as soon as possible following satisfaction of the conditions precedent set forth herein, but in any event no later than February 4, 2008, unless otherwise extended by Nyer. At the Closing, the Sellers shall deliver to Nyer certificates representing the Preferred Stock that Nyer is purchasing and shall convey good and marketable title to the Preferred Stock, free and clear of all encumbrances, security interests, estates of superior title, liens, taxes, claims, liabilities, options, commitments, charges, covenants, conditions, restrictions or other obligations of whatsoever kind, quantity or nature, whether accrued, absolute, contingent or otherwise which affect title to the Preferred Stock ("Encumbrances") in exchange for $400,000 Note. Sellers shall have executed and delivered to Nyer such other stock powers, documents, instruments, agreements and certificates as may reasonably be needed to carry out the transactions contemplated by this Preferred P&S, including such documents, instruments and agreements as Nyer's counsel may reasonably request in connection therewith.
ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF SELLERS
      Each Seller represents and warrants to Nyer, severally and not jointly, solely as to himself or herself, as of the date hereof and hereinafter as of the date of the Closing as follows:
      Section 2.1.  Authorization.
      (a)	Each Seller is of legal age and has full capacity to execute and deliver this Preferred P&S and perform his obligations hereunder.  This
Preferred P&S has been duly executed and delivered by each Seller, and this
Preferred P&S constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect affecting creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.
      (b)	Neither the execution and delivery by each Seller of this Preferred
P&S nor the consummation by each Seller of the transactions contemplated hereby, will, with or without the giving of notice or passage of time, or both, (i)
conflict with, or result in a breach or violation of, or constitute a default under any applicable law, (ii) require any authorization or approval of, or filing with, any governmental agency, authority or other body or any other person or entity, or (iii) conflict with or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any Encumbrances upon the Preferred Stock pursuant to any provision of, any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness or other contract or agreement or any order by which each Seller is bound, or to which it is a party.
      (c)	No suit, action or other proceeding, or injunction or judgment or other order is pending or, to any of Seller's knowledge, threatened before any court or governmental or regulatory official or agency or arbitrator, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Preferred P&S or the consummation of the transactions contemplated hereby, or which might materially and adversely affect the
Preferred Stock.
      (d)	To the extent any Seller executes this Preferred P&S, the Voting
Agreement attached hereto as Exhibit E and any documents ancillary thereto
(including, but not limited to, a stock power for the transfer of such Seller's
Preferred Stock) pursuant to a power of attorney and by and through an attorney-in-fact acting pursuant to such power of attorney, the Seller hereby represents and warrants that such power of attorney has been duly and validly executed and given by the Seller, that the relevant attorney-in-fact has received and accepted such power of attorney and fully accepted his/her charge pursuant to such power of attorney, that such power of attorney is sufficient and adequate for purposes of effectuating such Seller's execution of this
Preferred P&S and ancillary documents executed pursuant thereto, and that such power of attorney is otherwise wholly lawful and enforceable in accordance with its terms against such Seller and the relevant attorney-in-fact.
      Section 2.2.	Title to Preferred Stock.  Each Seller owns and has, and
at the Closing will own and have, good and marketable title to the Preferred
Stock listed after his/her name on Exhibit A hereto, free and clear of all
Encumbrances.
      Section 2.3.	Nyer Family Stock Holdings.  Attached hereto as Exhibit
A is a complete and accurate schedule identifying each Seller member of the
Samuel Nyer Family and their respective ownership or control of Preferred Stock of Nyer.
      Section 2.4.	Preferred Stock Ownership. Sellers own an aggregate of
one hundred percent of the issued and outstanding Preferred Stock of Nyer, which constitutes all of the outstanding preferred stock of Nyer.
      Section 2.5	Non-Contravention.  Proceeding with the transfer of the
Preferred Stock as provided herein will neither, in and of itself, contravene or give rise to a default, nor will it result in a default, with the passage of
time, under any contract to which any Seller may be a party.      Section 2.6
	Disclosure.  To the best of each Seller's knowledge, neither this Preferred P&S nor any other documents or certificates delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
      Section 2.7	   Certain Investment Representations and Warranties -
Sophistication.
With respect to and in connection with the $400,000 Note, each Seller represents and warrants to Nyer, severally and not jointly, solely as to himself or herself, as of the date hereof and hereinafter as of the date of the Closing as follows:
      (a)	Seller has sufficient available financial resources to provide adequately for Seller's current needs, including possible personal contingencies, and can bear the economic risk of a complete loss of Seller's interest in the $400,000 Note without materially affecting Seller's financial condition.
      (b)	Seller has been furnished with all materials relating to Nyer and its proposed activities which Seller has requested (including, without limitation, all public filings of Nyer and this Preferred P&S, and all documents and other items related to the transactions contemplated by this
Preferred P&S) and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information relating to Nyer and its proposed activities.
      (c)	Nyer has answered all inquiries made by Seller concerning Nyer and its proposed activities, or any other matters relating to the transactions contemplated herein and the proposed operations of Nyer.
      (d)	Other than as set forth in this Preferred P&S, no representations or warranties have been made to Seller by Nyer, or by its officers or employees with respect to the intended business of Nyer, the financial condition, prospects, profitability, operations and/or potential of Nyer, and/or the economic or any other aspects of the consequences of an investment in Nyer, and Seller has not relied upon any information concerning the $400,000 Note, written or oral, other than information contained in this Preferred P&S or provided by Nyer to Seller.
      (e)	The $400,000 Note is a "restricted security" and has not been registered under the Securities Act of 1933, as amended (the "Securities Act")
or any applicable state securities law, and such Seller is or will be acquiring his/her interest in the $400,000 Note for its own account and not with a view to or for distributing or reselling the $400,000 Note or any part thereof, has no present intention of distributing the $400,000 Note and has no arrangement or understanding with any other persons regarding the distribution of the
$400,000 Note. Such Seller does not have any agreement or understanding, directly or indirectly, with any person, entity or other party to distribute the $400,000 Note.
      (f)	Such Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the $400,000 Note, and has so evaluated the merits and risks of the $400,000 Note.
      (g)	Such Seller will not be purchasing the $400,000 Note as a result of any advertisement, article, notice or other communication regarding the $400,000
Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
      (h)	In making a decision to enter into this Preferred P&S, such Seller has not relied upon any representations, warranties or agreements, other than those set forth in this Preferred P&S or any ancillary document directly related hereto.
      (i) 	Such Seller has had significant involvement with and knowledge of
Nyer for more than ten (10) years.
      (j)	Such Seller understands the risks involved with respect to the
$400,000 Note, among other things, having read the "Risk Factors" section of the latest Form 10-K of Nyer filed with the Securities and Exchange Commission.
      Section 2.8	Certain Investment Representations and Warranties -
Acknowledgments of Sellers.  With respect to and in connection with the
$400,000 Note, each Seller acknowledges to Nyer, severally and not jointly, solely as to himself or herself, as of the date hereof and hereinafter as of the date of the Closing as follows:
      (a)	The $400,000 Note is being issued without registration under the
Securities Act in reliance upon applicable exemptions under the Securities Act and state securities laws. The availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations, warranties and acknowledgements which are made by Sellers herein and in any other information furnished by Sellers to Nyer, and the same may be relied upon by Nyer for securities law purposes.
      (b)	Since the offering of the $400,000 Note has not been registered under the Securities Act or any state securities laws or regulations, the
$400,000 Note will be a restricted security which must be held for an indefinite period of time unless it is subsequently so registered or an exemption from such registration is available.
      (c)	It is not expected that the $400,000 Note will be registered and it shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES
ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH
NOTE MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY
TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION
THEREFROM.
      (d)	Each Seller further covenants and agrees to the following transfer restrictions with respect to the $400,000 Note: each Seller will not, directly or indirectly, issue, offer, agree or offer to sell, sell, make short sales of, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of (collectively,
"Transfer") his/her interest in the $400,000 Note, or any options, rights, warrants or other securities convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for the $400,000 Note, until a registration statement covering the resale to the public of the $400,000 Note is prepared and declared effective by the Securities and Exchange Commission, provided, however, that any Seller may Transfer the $400,000 Note if such
Transfer is made in accordance with an available exemption from registration under applicable securities laws of the United States and state securities laws.
      Section 2.9.  Continuing Obligation. The representations and warranties given by Sellers in this Section 2 shall be deemed given as of the date hereof and hereinafter at the time of the Closing.
ARTICLE 3.

ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF NYER
      Nyer hereby represents and warrants to Sellers as to the Preferred Stock being acquired by Nyer, as of the date hereof and hereinafter as of the date of the Closing as follows:
      Section 3.1. Due Authorization. Nyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Nyer has full corporate power and authority on its part necessary to carry on its business and to permit it to execute and deliver and to carry out the terms of this Preferred P&S and any ancillary documents pursuant thereto to which it is a party. The execution, delivery and performance by Nyer of this Preferred P&S and any ancillary documents pursuant thereto have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by Nyer of this Preferred P&S and any ancillary documents pursuant thereto, other than shareholder approval. Each of this Preferred P&S and any ancillary documents pursuant thereto has been or will be at the Closing, as the case may be, duly executed and delivered by Nyer and, assuming due execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Nyer, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in an action (whether considered at law or in equity) generally or (ii) equitable principles (whether considered at law or in equity).
      Section 3.2.	Nyer shall endeavor to keep effective the Form S-8
registration statement filed with the U.S. Securities and Exchange Commission on January 23, 2007.
ARTICLE 4.

VOTING
      Section 4.1. Voting Agreement. The Sellers shall execute and deliver to Nyer on the date hereof the Voting Agreement and timely perform as provided therein.
ARTICLE 5.

CONDITIONS PRECEDENT
      The Closing foreseen by this Preferred P&S shall occur only upon satisfaction of all of the following conditions precedent, unless waived by Nyer (or, with respect to Section 5.2 only, by Sellers, with respect to, and only with respect to, those representations and warranties from which Sellers would benefit):
      Section 5.1. Conditions Precedent to Amended Agreement. Each of the conditions precedent set forth in Articles 6.1 and 6.2 of the Amended Agreement shall be satisfied on or before the Closing.
      Section 5.2.	Representations and Warranties of Amended Agreement.
Each of the representations and warranties set forth in the Amended Agreement shall be true and correct as of the date of the Closing.
      Section 5.3.	Attorneys-in-Fact.  Any and all parties executing this
Preferred P&S by and through an attorney-in-fact pursuant to a power of attorney shall deliver on or before the date hereof a duly executed, valid and currently dated Attorney-in-Fact Affidavit in the form and substance found at Exhibit F hereto.
ARTICLE 6.

MISCELLANEOUS PROVISIONS
      Section 6.1.  Expenses.  Neither party shall be responsible for paying the costs and expenses incurred or to be incurred by the other party in the negotiation and preparation of this Preferred P&S and in closing and carrying out the transactions contemplated hereby. Sellers shall be responsible for the payment and compliance with any stamp, duty or other taxes associated with the
transfer of the Preferred Stock to Nyer.          Section 6.2.  Exclusivity.
None of Nyer or Sellers will: (i) solicit, initiate or encourage the submission of any proposal or offer relating to the transactions described herein, acquisition of the Nyer stock, acquisition of any of the shares of D.A.W. or any substantial portion of the assets of Nyer or D.A.W. (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate in any discussion or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt to do or seek any of the foregoing. Nyer and Sellers will immediately contact each other upon receiving any proposal, offer, inquiry, or contact with respect to any of the foregoing.
      Section 6.3. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, Nyer shall be entitled to specific performance of the agreements and obligations of the Sellers hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
      Section 6.4. Entire Agreement; Survival. This Preferred P&S and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. All agreements, representations and warranties contained herein or made in writing on behalf of any party hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Preferred P&S.
      Section 6.5. Counterparts. This Preferred P&S may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Preferred P&S delivered by fax or telecopier shall be considered original signatures for purposes of effectiveness of this Preferred P&S.
      Section 6.6. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Preferred P&S shall inure to the benefit of and be binding upon the respective estates, successors and assigns of the parties (including the Shareholder Group). Nothing in this Preferred P&S, express or implied, is intended to confer upon any party other than the parties hereto and the Shareholder Group and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Preferred P&S, except as expressly provided in this Preferred P&S. Sellers may not transfer their rights or obligations hereunder without the consent of Nyer and the Shareholder Group. Those rights of Nyer in regard to
Article 2, and in Sections 6.3, 6.4, 6.6, 6.7, 6.10 and 6.11, including, without limitation the benefits of all representations and warranties of the Sellers hereunder, which the Sellers, Nyer and the Shareholder Group hereby agree and acknowledge are being relied upon by the Shareholder Group in their willingness to proceed with certain related transactions with Nyer, are assigned hereunder as of the Closing to the Shareholder Group, individually and severally, with full rights and recourse as if they were Nyer. Notwithstanding anything herein to the contrary, nothing herein shall be understood or interpreted to prevent the transfer of any Seller's rights or obligations to such Seller's estate, to an immediate family member or issue, or to a trust established for the benefit of an immediate family member or issue.
      Section 6.7. Notices. Unless otherwise provided, any notice required or permitted under this Preferred P&S shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, electronic transmission with confirmed receipt or nationally recognized overnight courier service or upon deposit with and delivery by the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party herein, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.
      Section 6.8. Amendments and Waivers. Any term of this Preferred P&S may be amended and the observance of any term of this Preferred P&S may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and Nyer (or their successors or assigns). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Preferred Stock purchased under this Preferred P&S at the time outstanding, each future holder of all such securities, and Sellers.
     Section 6.9. Severability. If one or more provisions of this Preferred P&S are held to be unenforceable under applicable law, such provision shall be excluded from this Preferred P&S and the balance of the Preferred P&S shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
      Section 6.10. Governing Law. This Preferred P&S and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the Commonwealth of Massachusetts without regard to choice of law considerations.
      Section 6.11. Jurisdiction. The parties agree that jurisdiction and venue for any action arising out of, related to, or concerning this Preferred P&S Agreement as amended or modified shall be exclusively in the Business Litigation Session of the Superior Court for the Commonwealth of Massachusetts.
      Section 6.12. Construction. The language in this Preferred P&S will be deemed the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. In this Preferred P&S, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders. The subject headings of the sections and subsections of this Preferred P&S are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.
      Section 6.13. Disclosures. The parties hereto acknowledge and agree that each party shall be permitted to divulge the terms of this Preferred P&S and/or any ancillary document executed pursuant thereto (as well as disclose and file all or part of the Preferred P&S and/or any ancillary document executed pursuant thereto) as shall be necessary and expedient to such party's reporting obligations under the securities laws of the United States and the several states (including, but not limited to, Nyer's proxy statements and Form 8-K filings, and the Sellers' respective Form 4 and Schedule 13D/A filings) as shall otherwise be deemed lawful and in the best interests of such party, provided, however, that such Seller shall provide Nyer with a draft disclosure, the content and form of which the parties shall endeavor in good faith to approve prior to the Closing, subject to any ministerial changes such Seller may make in order to file a complete Form 4 or Schedule 13D/A responsive to all applicable rules and respective Form instructions.

[Signatures appear on following page.]


      IN WITNESS WHEREOF, the parties to this Preferred P&S have duly executed it on the date first above written.
SELLERS:

______________________________________
Name: 	Samuel Nyer
Address:    698 Essex Street
      	Bangor, Maine  04401

By:	____/s/ Helen G. Nyer
		Helen G. Nyer, Attorney-in-Fact



NYER MEDICAL GROUP, INC.


By:	_   /s/ Karen Wright,
	Name:   Karen Wright
	Title:  President


























EXHIBIT A

SELLERS


                                                Total Purchase Price of
                      Number of shares          Shares of Preferred
Name and Address      of Preferred Stock        Stock
----------------      ------------------        -----------------------
Samuel Nyer           Class A Preferred Stock            $200,000
698 Essex Street              2,000
Bangor, Maine  04401

Samuel Nyer           Class B Preferred Stock            $200,000
698 Essex Street              1,000
Bangor, Maine  04401

                      Total:  3,000              Total:  $400,000




























EXHIBIT B

SHAREHOLDER GROUP


	Mark A. Dumouchel
	David Dumouchel
	Lucille Curry
	Michael Curry
	Donato Mazzola
	Wayne Gunter


Exhibit 10.3   Voting Agreement

VOTING AGREEMENT

      VOTING AGREEMENT ("Voting Agreement") dated as of December
20th, 2007, by and among (i) Nyer Medical Group, Inc., a Florida corporation (the "Company"), (ii) Samuel Nyer, a shareholder of the Company (the "Nyer Shareholder" and together, the "Nyer Shareholders"), (iii) Mark A. Dumouchel, proxy (as defined hereinafter), and (iv) Mark A. Dumouchel, David Dumouchel, Lucille Curry, Michael Curry, Donato Mazzola and Wayne Gunter, each a minority shareholder of the Company (together, the "Minority Shareholders").
      WHEREAS, on or about August 5, 1996, the Minority Shareholders and the Company entered into a Shareholders' Agreement (the "Shareholders' Agreement") providing in relevant part for the Company's purchase of the Minority Shareholders' interest in D.A.W., Inc. ("D.A.W.") and F.M.T. Franchise Co., Inc. ("F.M.T.") to be completed on or before August 5, 2006;
      WHEREAS, on or about August 9, 2006, the Minority Shareholders and the Company entered into an Agreement (the "Agreement"), which in relevant part extended until as late as July 15, 2007, the Company's obligations to complete the purchase of the Minority Shareholders' interest in D.A.W. and F.M.T. with payment in immediately available funds;
      WHEREAS, the Company has to date been unable to satisfy its purchase obligations under the Agreement;
      WHEREAS, simultaneously herewith, the Minority Shareholders and the Company have entered into an amendment to the Agreement (the "Amended Agreement") providing for the completion of a series of transactions (the "Transactions") which will together satisfy the Company's obligations under the Agreement and the Shareholders' Agreement, including, but without limitation, the transactions provided for in the Preferred Stock Purchase and Sale Agreement by and among the Nyer Shareholders and the Company (the "Preferred P&S") relating to the sale of all of the Company's outstanding preferred stock (the "Preferred Stock") by the Nyer Shareholders to the Company;
      WHEREAS, the Nyer Shareholders own an aggregate of one hundred percent of the issued and outstanding Preferred Stock in the amounts set forth in the Preferred P&S and such other securities of the Company as set forth next to each Nyer Shareholder's name on Schedule A hereto (together with the Preferred Stock, collectively the "Shares");
      WHEREAS, in order to induce the Minority Shareholders to enter into the Amended Agreement and Transactions, the Company and the Minority
Shareholders have requested each Nyer Shareholder, and each Nyer Shareholder has agreed, to enter into this Voting Agreement with respect to all of the Shares that such Nyer Shareholder beneficially owns;
      WHEREAS, in order to further induce the Minority Shareholders to enter into the Amended Agreement and Transactions, the parties hereto agree that the Minority Shareholders shall be made parties to this Voting Agreement so as to provide them with standing to compel the vote foreseen by this Voting Agreement and to otherwise enforce it in accordance with its terms;
      WHEREAS, in order for the Nyer Shareholders to receive the benefit of the Preferred P&S to which they are parties, this Voting Agreement must be agreed to by the Minority Shareholders so that the Minority Shareholders will execute and implement the Amended Agreement and Transactions, such Amended Agreement and Transactions permitting the Company to fulfill its obligations to the Nyer Shareholders pursuant the Preferred P&S; and
      WHEREAS, each element of the transactions (i) by the Company to the Minority Shareholders pursuant to the Amended Agreement, (ii) by the Minority Shareholders to the Company pursuant to the Amended Agreement, (iii) by the Company to the Nyer Shareholders pursuant to the Preferred P&S, and (iv) by the Nyer Shareholders to the Company pursuant to the Preferred P&S are essential to each other and the proposed restructuring.
      NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
GRANT OF PROXY; VOTING AGREEMENT

      Section 1.01. Voting Agreement. Each Nyer Shareholder hereby agrees to vote or exercise its right to consent with respect to all Shares that such Nyer Shareholder is entitled to vote at the time of any vote or action by written consent to approve and adopt each and any of the Transactions that require approval of the common or preferred shareholders of the Company under applicable law, Nasdaq Stock Market rules or otherwise, at any meeting of the shareholders of the Company, and at any adjournment or postponement thereof, at which such Transactions or any related agreements (or any amended version thereof) are submitted for the consideration and vote of the shareholders of the Company. Each Nyer Shareholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and will not consent to, the approval of any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Transactions.
      Section 1.02. Irrevocable Proxy. Each Nyer Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Voting Agreement, each Nyer Shareholder hereby grants a proxy appointing Mark A. Dumouchel (the "Proxy") as such Nyer Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Nyer Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as Proxy or his proxy or substitute shall, in Proxy's sole discretion, deem proper with respect to the Shares. The proxy granted by each Nyer Shareholder pursuant to this ARTICLE 1 is irrevocable and is granted in consideration of Proxy and the Minority Shareholders entering into this Voting Agreement, the Amended Agreement and the Transactions in order that the Company and the Nyer Shareholders may proceed with the Preferred P&S; provided, however, that the proxy granted by such Nyer Shareholder shall be revoked upon termination of this Voting Agreement in accordance with its terms.
ARTICLE 2
REPRESENTATION AND WARRANTIES OF NYER SHAREHOLDERS

      Each Nyer Shareholder represents and warrants to Proxy, the Minority Shareholders and the Company that:
      Section 2.01. Authorization. Such Nyer Shareholder is of legal age and has full capacity to execute and deliver this Voting Agreement and perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by such Nyer Shareholder, and this Voting Agreement constitutes the valid and binding obligation of such Nyer Shareholder, enforceable against such Nyer Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect affecting creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. If such Nyer Shareholder is married and the Shares constitute community property under applicable law, this Voting Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Nyer Shareholder's spouse.
      Section 2.02. Non-Contravention. Neither the execution and delivery by such Nyer Shareholder of this Voting Agreement nor the consummation by such Nyer Shareholder of the transactions contemplated hereby, will, with or without the giving of notice or passage of time, or both, (i) conflict with, or result in a breach or violation of, or constitute a default under any applicable law,
(ii) require any authorization or approval of, or filing with, any governmental agency, authority or other body or any other person or entity, or (iii) conflict with or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any encumbrances, security interests, estates of superior title, liens, taxes, claims, liabilities, options, commitments, charges, covenants, conditions, restrictions or other obligations of whatsoever kind, quantity or nature, whether accrued, absolute, contingent or otherwise which affect title to the Shares ("Encumbrances") upon the Shares pursuant to any provision of, any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness or other contract or agreement or any order by which such Nyer Shareholder or the Company is bound, or to which it is a party. No suit, action or other proceeding, or injunction or judgment or other order is pending or, to such Nyer Shareholder's knowledge, threatened before any court or governmental or regulatory official or agency or arbitrator, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Voting Agreement or the consummation of the transactions contemplated hereby, or which might materially and adversely affect the Shares.
      Section 2.03. Ownership of Shares. Such Nyer Shareholder owns and has, and at the closing of the Transactions will own and have, good and marketable title to the Shares, free and clear of all Encumbrances and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.
      Section 2.04. Total Shares. As of the date of this Voting Agreement, except for the Shares and other securities of the Company set forth in the Preferred P&S or on Schedule A hereto, such Nyer Shareholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
      Section 2.05. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission in respect of this Voting Agreement based upon any arrangement or agreement made by or on behalf of such Nyer Shareholder.
      Section 2.06. Powers of Attorney. To the extent any Nyer Shareholder executes this Voting Agreement and any documents ancillary thereto pursuant to a power of attorney and by and through an attorney-in-fact acting pursuant to such power of attorney, the Nyer Shareholder hereby represents and warrants that such power of attorney has been duly and validly executed and given by the Nyer Shareholder, that the relevant attorney-in-fact has received and accepted such power of attorney and fully accepted his/her charge pursuant to such power of attorney, that such power of attorney is sufficient and adequate for purposes of effectuating such Nyer Shareholder's execution of this Voting Agreement and ancillary documents executed pursuant thereto, and that such power of attorney is otherwise wholly lawful and enforceable in accordance with its terms against such Nyer Shareholder and the relevant attorney-in-fact.
      Section 2.07. Affidavit of Attorney-in-Fact. Any and all parties executing this Voting Agreement by and through an attorney-in-fact pursuant to a power of attorney shall deliver on or before the date hereof a duly executed, valid and currently dated Attorney-in-Fact Affidavit in the form and substance found at Schedule B hereto.


ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PROXY

      Proxy represents and warrants to the Nyer Shareholders:
      Section 3.01. Authorization. Proxy is of legal age and has full capacity to execute and deliver this Voting Agreement and perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Proxy, and this Voting Agreement constitutes the valid and binding obligation of Proxy, enforceable against him in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect affecting creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.
      Section 3.02. Non-Contravention. Neither the execution and delivery by the Proxy of this Voting Agreement nor the consummation by the Proxy of the transactions contemplated hereby, will, with or without the giving of notice or passage of time, or both, conflict with, or result in a breach or violation of, or constitute a default under any applicable law. No suit, action or other proceeding, or injunction or judgment or other order is pending or, to the Proxy's knowledge, threatened before any court or governmental or regulatory official or agency or arbitrator, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Voting Agreement or the consummation of the transactions contemplated hereby.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      The Company represents and warrants to the Nyer Shareholders, to the Minority Shareholders and to the Proxy:
      Section 4.10. Authorization. Company is duly formed and properly authorized to execute and deliver this Voting Agreement and perform its obligations hereunder. This Voting Agreement has been duly executed and delivered by the Company, and this Voting Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect affecting creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.
      Section 4.02. Non-Contravention. Neither the execution and delivery by the Company of this Voting Agreement nor the consummation by the Company of the transactions contemplated hereby, will, with or without the giving of notice or passage of time, or both, conflict with, or result in a breach or violation of, or constitute a default under any applicable law. No suit, action or other proceeding, or injunction or judgment or other order is pending or, to the Company's knowledge, threatened before any court or governmental or regulatory official or agency or arbitrator, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Voting Agreement or the consummation of the transactions contemplated hereby, or which might materially and adversely affect the Shares or otherwise have a negative financial effect upon the Company.
ARTICLE 5
COVENANTS OF SHAREHOLDER

      Each Nyer Shareholder hereby covenants and agrees that:
      Section 5.01. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Voting Agreement, such Nyer Shareholder shall not, without the prior written consent of Proxy, directly or indirectly, during the term of this Voting Agreement, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, Encumbrance or other disposition of, any Shares, except as may be specifically required by court order (in which case the transferee or party obtaining voting power over the Shares shall be bound by this Voting Agreement) or (iii) seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding, and agrees to notify Proxy promptly and to provide all details requested by Proxy, if such Nyer Shareholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.
      Section 5.02. Estoppel. Each Nyer Shareholder agrees that it will not at any time dispute its authority to have proceeded hereunder or act in a manner or take an action to limit, challenge or dispute its authority to have fully, completely and forever enter into this Voting Agreement as a binding agreement, and/or in respect to a Power-of-Attorney as attorney-in-fact or otherwise hereunder.
ARTICLE 6
MISCELLANEOUS

      Section 6.01. Fiduciary Duties. The parties acknowledge and agree that each Nyer Shareholder is signing this Voting Agreement solely in such Nyer Shareholder's capacity as an owner of his, her or its Shares and/or in respect to a Power-of-Attorney, and nothing herein shall prohibit, prevent or preclude such Nyer Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company.
      Section 6.02. Other Definitional and Interpretative Provisions. The words "hereof", "herein" and "hereunder" and words of like import used in this Voting Agreement shall refer to this Voting Agreement as a whole and not to any particular provision of this Voting Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Voting Agreement unless otherwise specified. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Voting Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein shall have the meaning as defined in this Voting Agreement. Any singular term in this Voting Agreement shall be deemed to include the plural, and any plural term the singular. Any pronoun shall include the corresponding masculine, feminine and neuter forms, as appropriate. Whenever the words "include", "includes" or "including" are used in this Voting Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
      Section 6.03. Further Assurances. Proxy, the Company and each Nyer Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Voting Agreement.
      Section 6.04. Amendments; Termination. Any provision of this Voting Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Voting Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Voting Agreement shall terminate upon the earlier of (i) the termination of the Preferred P&S in accordance with its terms and (ii) the closing of the Transactions.
      Section 6.05. Expenses. No party shall be responsible to pay the costs and expenses incurred or to be incurred by any other party in the negotiation and preparation of this Voting Agreement and in carrying out the transactions contemplated hereby.
      Section 6.06. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Voting Agreement shall inure to the benefit of and be binding upon the respective estates, successors and assigns of the parties; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Voting Agreement without the consent of the other parties hereto, except that Proxy may transfer or assign its rights and obligations to any affiliate of Proxy.
      Section 6.07. Governing Law. This Voting Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the Commonwealth of Massachusetts without regard to choice of law considerations.
      Section 6.08. Jurisdiction. The parties agree that jurisdiction and venue for any action arising out of, related to, or concerning this Voting Agreement, as amended or modified shall be exclusively in the Business Litigation Session of the Superior Court for the Commonwealth of Massachusetts.
      Section 6.09. Counterparts; Effectiveness. This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Voting Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Voting Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
      Section 6.10. Severability. If any term, provision or covenant of this Voting Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
      Section 6.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Voting Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.
      Section 6.12. Recitals. The recitals set forth at the beginning of this Voting Agreement are accepted by the parties as constituting a necessary part of this Voting Agreement, which statements are acknowledged and agreed to by each Party. Further, it is agreed to by each party hereto that each element of consideration to be provided (i) by the Company to the Minority Shareholders pursuant to the Amended Agreement, (ii) by the Minority Shareholders to the Company pursuant to the Amended Agreement, (iii) by the Company to the Nyer Shareholders pursuant to the Preferred P&S, and (iv) by the Nyer Shareholders to the Company pursuant to the Preferred P&S, is a necessary part of the consideration being provided hereunder.
[Signatures appear on following page.]


      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written. NYER MEDICAL
GROUP, INC.
By:	_/s/ Karen L. Wright
	Name:  Karen L. Wright
	Title: President

NYER SHAREHOLDERS:

Name: Samuel Nyer

By:	_/s/ Helen G Nyer
	Helen G. Nyer, Attorney-in-Fact

PROXY:
    /s/ Mark A Dumouchel
   Mark A. Dumouchel


	MINORITY SHAREHOLDERS:

	_/s/ Mark A Dumoucel
	Mark A. Dumouchel

	/s/ David Dumouchel
	David Dumouchel

      /s/ Lucille Curry
	Lucille Curry

	/s/ Michael Curry
	Michael Curry

	/s/ Donato Mazzola
	Donato Mazzola

	/s/ Wayne Gunter
	Wayne Gunter


SCHEDULE A

OTHER COMPANY SECURITIES OWNED BY THE NYER
SHAREHOLDERS


Mr. Samuel Nyer beneficially owns 2,000 shares of Class A preferred stock, which has aggregate voting rights equal to 2,000,000 shares of common stock of Nyer, and 1,000 shares of Class B preferred stock, which has aggregate voting rights equal to 2,000,000 shares of common stock of Nyer. The preferred stock has voting rights on all matters that come before the common shareholders for vote.

Mr. Samuel Nyer owns 89,300 shares of Common Stock.

Mr. Nyer owns 560,000 shares of Common Stock underlying options granted pursuant to the 1993 Stock Option Plan and the 2002 Stock Option Plan, and 500,000 vested non-qualified options granted pursuant to Mr. Nyer's 1999 employment agreement, as amended.






































SCHEDULE B

AFFIDAVIT OF ATTORNEY-IN-FACT


AFFIDAVIT IN FACTS AFFIDAVIT

State of Florida

County of Dade

Before me, the undersigned authority, personally appeared Helen G. Nyer ("Attorney in fact") who affirms and offers that:

1. Affiant is the attorney in fact named in the Durable Power of Attorney executed by SAMUEL NYER (the "Principal") on November 17, 2005.

2.  To the best of the Affiant's knowledge after diligent search and inquiry:

     a. The Principal is not deceased, has not been adjudicated incapacitated, and has not revoked, partially or completely terminated or suspended the Durable Power of Attorney; and

     b. A petition to determine the incapacity of or to appoint a guardian for the Principal is not pending.

3. Affiant agrees not to exercise any powers granted by the Durable Power of Attorney is Affiant attains knowledge that it has been revoked, partially completely terminated, suspended, or is not longer valid because of the death or adjudication of incapacity of the principal.


/s/    Helen G. Nyer
        Helen G. Nyer

Affirmed before me on the 14 day of December, 2007

The Affiant is personally know to me
Or produced (Type of Identification):   5345043   Maine
                                   Issued 9-04   exp 10-08

/s/ Osvaldo Oritz
    Notary Public